EXHIBIT 99.1

Press Release	Source: Industrial Enterprises of America, Inc.

Industrial Enterprises of America Suspends Chief Financial Officer
Wednesday November 7, 5:15 pm ET

NEW YORK, Nov. 7, 2007 (PRIME NEWSWIRE) -- Industrial Enterprises of America, Inc. (NasdaqCM:IEAM - News), today announced that the board of directors of the Company suspended Mr. Jorge Yepes, the Chief Financial Officer of the Company, as of November 6, 2007, pending an interview with counsel retained by the board of directors to conduct an internal integrity review. The review is being conducted to investigate possible violations of the Company's policies and procedures.

About Industrial Enterprises of America

Industrial Enterprises of America, Inc., headquartered in New York, NY, is an automotive aftermarket packager and supplier that specializes in the sale of anti-freeze, auto fluids, charcoal fluids, and other additives and chemicals. The Company has distinct proprietary brands that collectively serve the retail, professional and discount automotive aftermarket channels. For more information please visit http://www.ieam-inc.com.

Except for the historical information contained herein, the matters discussed in this press release may include forward-looking statements or information. All statements, other than statements of historical fact, including, without limitation, those with respect to the objectives, plans and strategies of Industrial Enterprises of America set forth herein and those preceded by or that include the words ``believes,'' ``expects,'' ``given,'' ``targets,'' ``intends,'' ``anticipates,'' ``plans,'' ``projects,'' ``forecasts'' or similar expressions, are forward-looking statements. Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties which could cause the Company's future results to differ materially from those anticipated, including: (i) the Company's history of ongoing operating losses; (ii) the overall marketplace and clients' usage of products, including demand therefore, the impact of competitive technologies, products and pricing, particularly given the substantially larger size and scale of certain competitors and potential competitors, control of expenses, and revenue generation by the acquisition of new customers; Other risks are detailed from time to time in the Company's 2006 Annual Report on Form 10-K, as amended, its Quarterly Reports on Form 10-QSB, and in its other Securities and Exchange Commission reports and statements. The Company assumes no obligation to update any of the information contained or referenced in this press release.

Contact:
 Industrial Enterprises of America
David Zazoff
212-505-5976

Source: Industrial Enterprises of America, Inc.